Exhibit 13(c)

                               PURCHASE AGREEMENT
                               ------------------

   The Alger Fund (the "Fund"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and Fred Alger Management, Inc. ("Alger"), hereby agree as follows:

                  1. The Fund hereby offers Alger and Alger hereby purchases one
            (1) share of beneficial interest of the Fund, par value $.001 per share (the "Share"), consisting of one (1) Share in the Alger Leveraged AllCap Portfolio, at a price of $10.00 per share. Alger hereby acknowledges receipt of the Share acquired in the Portfolio and the Fund hereby acknowledges receipt from Alger of $10.00 in full payment for the Share.

                  2. Alger represents and warrants to the Fund that the Share is being acquired for investment purposes and not for the purpose of distribution.

                  3. Alger agrees that if it redeems the Share before five years after the date of this Agreement, it will pay to the Fund an amount that is equal to the number resulting from multiplying the Fund's total unamortized organizational expenses allocable to the Portfolio by a fraction, the numerator of which is equal to the number of Shares of the Portfolio redeemed and the denominator of which is equal to the aggregate number of Shares of the Portfolio outstanding at the time of such redemption.

                  4. The Fund represents that a copy of its Agreement and Declaration of Trust, dated March 10, 1986, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts.

                  5. This  Agreement  has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall be binding upon the assets and property of the Fund only and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.


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      IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the 15th day of October, 1993.

                                               THE ALGER FUND

                                               By:/s/Gregory Duch
                                                  ------------------------
 ATTEST:
 /s/Nanci Staple
 ---------------------------

                                               FRED ALGER MANAGEMENT, INC.

                                               By:/s/Gregory Duch
                                                  ------------------------

 ATTEST:
  /s/Nanci Staple
 ---------------------------